UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report: March 25, 2009

(Date of earliest event reported)

Peplin, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-53410	26-0641830
(Commission File Number)	(IRS Employer Identification No.)

6475 Christie Avenue Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

(510) 653-9700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 25, 2009, Peplin, Inc. (“Peplin”) entered into an employment offer letter (the “Offer Letter”) with David J.B. Smith, an officer of Peplin Chief Financial Officer and Secretary of Peplin Limited, Peplin’s wholly-owned subsidiary (“Peplin Limited”). Mr. Smith has been serving in these capacities since September 2, 2008 (the “Effective Date”) and the Offer Letter is effective as of that date. Pursuant to the Offer Letter, following the Effective Date Mr. Smith received an annual base salary of $213,636.36 paid monthly in advance at the start of each month and a superannuation contribution of 10% of his base salary, equal to a total compensation package of $235,000. From and after December 31, 2008, Mr. Smith receives an annual base salary of $224,545.45 (the “Base Salary”) paid monthly in advance at the start of each month and a superannuation contribution of 10% of his base salary, equal to a total compensation package of $247,000 (the “Total Compensation Package”). Mr. Smith’s annual base salary and Total Compensation Package will be reviewed annually in December with adjustments based solely on performance.

Pursuant to the Offer Letter, Mr. Smith will be eligible to receive incentive compensation of thirty percent (30%) of the Base Salary based upon the achievement of goals agreed to by Mr. Smith and Peplin in the calendar year, with the actual amount to be determined by the Compensation Committee of the Board of Directors of Peplin.

Pursuant to the Offer Letter, if Mr. Smith is terminated by Peplin other than for cause or if Mr. Smith terminates his employment with good reason (and subject to execution by Mr. Smith of a general release of claims), Peplin will pay Mr. Smith an amount equal to six months of the Total Compensation Package in effect at the time of termination, payable monthly over six months.

The description contained in this Item 1.01 of certain terms of the Agreement is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 5.02(e).

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.01	Employment Offer Letter, dated as of March 25, 2009, by and between Peplin, Inc. and David J.B. Smith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PEPLIN, INC.

By:	/s/ David J.B. Smith David J.B. Smith Chief Financial Officer

Date: March 30, 2009

EXHIBIT INDEX

Number	Description
10.01	Employment Offer Letter, dated as of March 25, 2009, by and between Peplin, Inc. and David J.B. Smith.